Exhibit 99.1
N E W S R E L E A S E

MEDIA CONTACT
Amy Baker
VP, Corporate Communications and Marketing
MVB Bank
abaker@mvbbanking.com
(304) 288-9540

INVESTOR RELATIONS
Marcie Lipscomb
mlipscomb@mvbbanking.com
(844) 682-2265

MVB Expands CIO Giorgio’s Role to Reflect COO Duties

FAIRMONT, W.Va. (April 1, 2026) – MVB Financial Corp. (Nasdaq: MVBF) (“MVB,” “MVB Financial” or the “Company”), the parent holding company for MVB Bank (the “Bank”), has promoted Michael “Mike” L. Giorgio, who has served since 2023 as Executive Vice President, Chief Information Officer, to Executive Vice President, Chief Information Officer and Chief Operating Officer.

“Expanding the scope of Mike Giorgio’s role reflects how deeply technology has become integrated with core operational functions across MVB and the leadership responsibilities Mike has already assumed. Because his responsibilities now extend beyond traditional IT leadership and into technology-enabled operational execution, we are adding the title Chief Operating Officer, which appropriately reflects the broader scope. In addition, Mike has proven to be a trusted partner on the financial frontier, committed to the success of our Team, clients, communities and shareholders,” said Larry F. Mazza, President & CEO, MVB Financial and MVB Bank.

With more than 20 years of leadership experience in operations, lending, risk, information/cyber security and technology within retail/commercial banking and Fintech organizations, Giorgio has built a holistic technology approach for the overall MVB enterprise.

As CIO, Giorgio is responsible for establishing the long-term vision and developing strategies for the Information Technology department and initiatives that support MVB’s ongoing business operations and strategic plan. He directs the planning and implementation of enterprise systems and architecture to support business operations, with a focus on compliance and regulatory needs. He implements IT capabilities that provide a competitive advantage for MVB and is ultimately accountable for all aspects of the organization’s information technology infrastructure.

Over the past several years, technology has become deeply integrated with core operational functions across the organization. Areas such as digital banking, loan processing platforms, deposit operations, Fintech partnerships and enterprise project management increasingly operate at the intersection of technology and operations. Aligning these technology-dependent functions under a single executive leader improves execution speed, accountability and operational efficiency.

Prior to joining MVB, Giorgio served as Chief Executive Officer of Kraken Bank (SPDI) and Chairman & CEO of SMC Blockchain Labs. Previously he served as Senior Vice President and Chief Technology Officer at Metropolitan Commercial Bank architecting innovative solutions to support a digital currency and prepaid card clientele from 2018-2020. He also held the role of Senior Vice President and Chief Technology Officer for Laurel Road, a national lending and banking company focused on student loan refinancing from 2016 to 2018. Before entering the national lending space, he spent more than 10 years leading organizational transformation efforts adopting digital first strategies including mobile/online banking, digital loan applications and online account opening.

Giorgio received his M.B.A. from Quinnipiac University and holds a B.S. in Computer Science from St. John’s University. He also maintains a CISSP (Certified Information Systems Security Professional) certification.

About MVB Financial Corp.
MVB Financial Corp., the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and the Bank’s subsidiaries, the Company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond. For more information about MVB, please visit http://ir.mvbbanking.com.

Forward-looking Statements
MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this earnings release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues,” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity, and credit risk; changes in market interest rates; inability to successfully execute business plans, including strategies related to investments in financial technology companies; competition; unforeseen events, such as pandemics or natural disasters, and any governmental or societal responses thereto, changes in economic, business, and political conditions; changes in demand for loan products and deposit flow; changes in deposit classifications, operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise, or correct any forward-looking statements.

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